Exhibit 10.3

CONTRIBUTION AGREEMENT
(RPT 1425)

THIS CONTRIBUTION AGREEMENT (RPT 1425) (this “Agreement”) is entered into as of September 23, 2005 by and among Republic Property Trust, a Maryland real estate investment trust (“Republic”), Republic Property Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and the partners of RPT 1425 Investors L.P., a Delaware limited partnership (“RPT 1425”), listed on Exhibit A hereto (each a “Partner” and, collectively, the “Partners”), which Partners are represented by RPT 1425 (General Partner) LLC, a Delaware limited liability company (the “General Partner”), as the attorney-in-fact and agent of each Partner.

WHEREAS, in connection with the underwritten initial public offering (the “IPO”) of the common shares of beneficial interest, par value $.01 per share, of Republic (the “REIT Shares”), Republic, the Operating Partnership and their affiliates will complete a series of related transactions (collectively with the IPO, the “IPO Transactions”);

WHEREAS, each Partner currently owns the interests in RPT 1425, which, as of the date hereof, are set forth opposite their names on Exhibit A hereto (the “Interests”);

WHEREAS, in connection with the IPO Transactions, each Partner desires to contribute to the Operating Partnership, and the Operating Partnership desires to acquire, all of such Partner’s right, title and interest in and to the Interests in exchange for either (i) Class A units of limited partnership interest in the Operating Partnership (the “Units”), (ii) REIT Shares, (iii) an amount in United States dollars (“Cash”); or (iv) a combination of REIT Shares and Cash, on the terms and subject to the conditions set forth herein;

WHEREAS, the Limited Partnership Agreement for RPT 1425 (the “RPT 1425 Agreement”) grants to the General Partner the right to cause the Partners to sell, transfer, contribute or otherwise dispose of their respective Interests in connection with the IPO Transactions, including pursuant to this Agreement; and

WHEREAS, pursuant to the RPT 1425 Agreement, each Partner has appointed the General Partner as his, her or its true and lawful attorney-in-fact and agent with full power and authority to make, execute, sign, acknowledge, deliver, file and record any and all assignments and conveyances of the Interests.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Republic, the Operating Partnership, the Partners and the General Partner agree as follows:

ARTICLE I: CONTRIBUTION OF INTERESTS

1.1           Contribution.

(a)   Subject to the terms and conditions hereof, each Partner agrees to contribute or otherwise transfer to the Operating Partnership, and the Operating Partnership agrees to acquire and accept from such Partner, at the Closing (as hereinafter defined), all of such Partner’s right, title and interest in and to the Interests.

(b)   Subject to the terms and conditions hereof, at the Closing, the Operating Partnership agrees to assume from the Partners and thereafter pay, honor, discharge and perform, in accordance with their respective terms, all of the liabilities and obligations of the Partners associated with the Interests, to the extent any such liabilities or obligations exist (the “Assumed Liabilities”).

(c)   The Operating Partnership reserves the right not to acquire the Interests and to terminate this Agreement at any time if it determines, in its sole and absolute discretion, that the purchase of the Interests pursuant to this Agreement would not be appropriate for, or in the best interests of, the Operating Partnership.

1.2           Issuance of Units and REIT Shares (or Payment of Cash).

(a)           Except as provided in Section 1.2(c) hereto and subject to a reduction pursuant to Section 1.2(d) hereof, each Partner listed on Exhibit A hereto with a residency of the United States (a “U.S. Partner”) shall receive a number of Units (rounded to the nearest whole Unit) in exchange for his, her or its Interests equal to (i) such U.S. Partner’s Consideration Amount (as defined on Exhibit B hereto) divided by (ii) the initial public offering price of a REIT Share (“Republic IPO Price”), in a transaction intended to qualify for nonrecognition of gain to the U.S. Partners pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Units that a U.S. Partner is entitled to receive pursuant to this Section 1.2(a) are referred to as the “Unit Consideration.”  The rights of U.S. Partners as holders of the Units, as of the Closing, will be as set forth in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”).

(b)           Except as provided in Section 1.2(c) hereto and subject to a reduction pursuant to Section 1.2(d) hereof, each Partner that is not a U.S. Partner (a “Non-U.S. Partner”) may make an election to receive either (i) a number of REIT Shares (rounded to the nearest whole REIT Share) in exchange for his, her or its Interests equal to (A) such Non-U.S. Partner’s Consideration Amount (as defined on Exhibit B hereto) divided by (B) the Republic IPO Price; (ii) Cash in an amount equal to the product of (a) 91.5% and (b) such Non-U.S. Partner’s Consideration

Amount; or (iii) a combination of REIT Shares and Cash to be selected by the Non-U.S. Partner with such Non-U.S. Partner’s Consideration Amount allocated between (i) and (ii) of this Section 1.2(b).  The REIT Shares that a Non-U.S. Partner is entitled to receive pursuant to this Section 1.2(b) are referred to as the “REIT Share Consideration.”  The Cash that a Partner is entitled to receive pursuant to this Section 1.2(b) and Section 1.2(c) below is referred to as the “Cash Consideration.”

(c)           In the event that any Partner (i) does not complete an investor questionnaire, (the “Investor Questionnaire”) a form of which was attached as an exhibit to the Private Placement Memorandum (the “Memorandum”) previously delivered by the Operating Partnership and Republic to each Partner on July 22, 2005 in connection with this Agreement and return such Investor Questionnaire to Republic by the deadline set forth in the Memorandum; (ii) cannot make the representations included in the Investor Questionnaire which are required to be made in order to establish an exemption from the registration requirements under the U.S. securities laws with respect to the issuance of Units or REIT Shares, as applicable, pursuant to this Agreement; or (iii) with respect to a U.S. Partner, fails to provide the certification required in Section 6.2(c), such Partner will receive Cash in an amount equal to the product of (i) such Partner’s Consideration Amount multiplied by (ii) 91.5%, subject to a reduction pursuant to Section 1.2(d) hereof, and no Units or REIT Shares, as applicable, will be issued to any such Partner.

(d)           All consideration that a Partner is entitled to receive pursuant to this Agreement shall be reduced by any withholding obligation imposed on the Operating Partnership under the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, any withholding obligations under Sections 1445 and 3406 of the Code as determined by the Operating Partnership in its sole and absolute discretion.

(e)           The Operating Partnership will pay all transfer taxes imposed on the parties to this Agreement in connection with the transfer and sale of Interests pursuant to this Agreement (the “Transfer Taxes”).

(f)            At the Closing, (i) the Operating Partnership shall issue the Unit Consideration to the U.S. Partners entitled to receive Units (as determined pursuant to Section 1.2(a) above); (ii) Republic will contribute to the Operating Partnership the number of REIT Shares necessary for payment by the Operating Partnership of the REIT Share Consideration in exchange for a like number of Units; (iii) Republic will contribute to the Operating Partnership an amount of Cash equal to the sum of the amount of Cash necessary for payment by the Operating Partnership of the (a) Cash Consideration, (b) Transfer Taxes and (c) any withholding obligation described in Section 1.2(d) in exchange for a like number of Units; (iv) the Operating Partnership shall deliver the REIT Share Consideration to the Non-U.S. Partners entitled to receive REIT Shares (as determined pursuant to

Section 1.2(b) above); and (v) the Operating Partnership shall deliver the Cash Consideration to each Partner entitled to receive Cash (as determined pursuant to Sections 1.2(b) and 1.2(c)).  The name of each U.S. Partner receiving Units pursuant to this Agreement and the number of Units issued to such U.S. Partner at the Closing shall be recorded in the books and records of the Operating Partnership.  The name of each Non-U.S. Partner receiving REIT Shares pursuant to this Agreement and the number of REIT Shares issued to such Non-U.S. Partner at the Closing shall be recorded in the shareholder register of Republic.

1.3           Admission as a Limited Partner.  Upon execution and delivery of the Limited Partner Acceptance to the Partnership Agreement, attached hereto as Exhibit D (the “Limited Partner Acceptance”), by each U.S. Partner entitled to receive Units pursuant to Section 1.2(a), and subject to the completion of the Closing, each such U.S. Partner shall be admitted as a limited partner of the Operating Partnership and, as such, shall be subject to, and bound by, the Partnership Agreement, including all the terms and conditions thereof, and the power of attorney granted therein.

ARTICLE II: REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARTNERS

As a material inducement to Republic and the Operating Partnership to enter into this Agreement and to consummate the transactions contemplated hereby, each Partner, severally and not jointly, hereby makes to Republic and the Operating Partnership, as to itself, each of the representations, warranties and covenants set forth in this Article II.  The representations and warranties set forth in this Article II are true and correct as of the date hereof.

2.1           Title to the Interests.  Each Partner owns, directly or indirectly, and at the Closing will own beneficially and of record, free and clear of any claim, lien (including tax liens), option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever of any third party, and has or will have at the Closing full power and authority to convey, the Interests and, upon delivery of an assignment by such Partner conveying such Interests against payment of consideration for such Interests as herein provided, the Operating Partnership (or its designee) will acquire good and valid title thereto.

2.2           Authority.  Each Partner has full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Partner pursuant to this Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to transfer, sell and deliver all of its Interests to the Operating Partnership (or its designee) in accordance with this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of such Partner pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Partner, each enforceable in accordance with its respective terms.

2.4           Noncontravention.  Neither the entry into nor the performance of, or compliance with, this Agreement by each Partner has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under its governing documents, or any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to such Partner.

2.5           Litigation.  There is no (a) litigation or proceeding, either judicial or administrative, pending or, to each Partner’s knowledge, threatened, affecting all or any portion of such Partner’s Interests and (b) outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of such Partner’s Interests, which in the case of (a) and (b) hereof, would impair such Partner’s ability to enter into and perform all of such Partner’s obligations under this Agreement.

2.6           Status as a United States Person.  Each U.S. Partner represents and warrants that it is not a foreign person (nor is it a “disregarded entity” held by a foreign person) within the meaning of Section 1445 of the Code.

2.7           No Insolvency Proceedings.  No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to each Partner’s knowledge, threatened against such Partner, nor are any such proceedings contemplated by such Partner.

2.8           No Brokers.  No Partner has entered into, and each Partner covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Operating Partnership or Republic to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby (other than underwriting fees paid in connection with the IPO).

2.9           Consents.  Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or third party necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by each Partner has been obtained or will be obtained on or before the Closing.

2.10         Securities Law Matters; Transfer Restrictions. Each Partner acknowledges that (i) Republic and the Operating Partnership intend the offer and issuance of any Units or REIT Shares to any Partner to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws by virtue of either (A) the status of such Partner as a “Non-U.S. Person” within the meaning of Rule 902(k) of Regulation S (“Regulation S”) under the Securities Act, and acquisition of the REIT Shares by such Partner in an “offshore transaction” within the meaning of, and pursuant to, Regulation S, or (B) the status of such Partner as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) acquiring the Units in a transaction exempt from registration pursuant to Rule 506 of Regulation D, and (ii) in issuing any Units or REIT Shares pursuant to the terms of this Agreement, Republic and the Operating Partnership are relying on the representations made by such Partner as set forth in the Investor Questionnaire, such representations to be substantially in the form as set forth on Exhibit C attached hereto.

2.11         Reliance.  Each Partner acknowledges that Republic and the Operating Partnership may rely upon the representations and warranties in this Article II in determining whether to enter into this Agreement.  Each Partner agrees, severally and not jointly, to indemnify, defend and hold harmless the Operating Partnership, Republic and the officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach of any such representations or warranties as it relates to such Partner; provided, however, the indemnification obligation of the Partners hereunder is limited in the case of each Partner to the value of the consideration such Partner will receive in connection with such Partner’s sale of Interests pursuant to this Agreement.

ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF REPUBLIC AND THE OPERATING PARTNERSHIP

As a material inducement to the Partners to enter into this Agreement and to consummate the transactions contemplated hereby, Republic and the Operating Partnership hereby make to the Partners each of the representations, warranties and covenants set forth in this Article III.  The representations and warranties set forth in this Article III are true and correct as of the date hereof.

3.1          Organization and Standing of the Operating Partnership.  The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under Delaware law, and has the requisite partnership power and authority to own and operate its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby.  The Operating Partnership is duly qualified to conduct business as a foreign partnership where necessary and is in good standing in the states in which it is so qualified.

3.2           Organization and Standing of Republic.  Republic is a real estate investment trust organized, validly existing and in good standing under Maryland law, and has the requisite power and authority to own and operate its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby.  Republic is duly qualified to conduct business as a foreign real estate investment trust where necessary and is in good standing in the states in which it is so qualified.

3.3.          Authority.  Each of Republic and the Operating Partnership has full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Republic and the Operating Partnership pursuant to this Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to transfer, sell and deliver the Units and the REIT Shares to Partners in accordance with this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of Republic and the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Republic and the Operating Partnership, each enforceable in accordance with its respective terms.

3.4           Noncontravention.  Neither the entry into nor the performance of, or compliance with, this Agreement by Republic and the Operating Partnership has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under either of their governing documents, or any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Republic or the Operating Partnership.

3.5.          Litigation.  There is no (a) litigation or proceeding, either judicial or administrative, pending or, to Republic’s or the Operating Partnership’s knowledge, threatened, affecting all or any portion of the Units or the REIT Shares being issued hereunder and (b) outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of the REIT Shares or the Units, which in the case of (a) and (b) hereof, would impair Republic’s or the Operating Partnership’s ability to enter into and perform all of Republic’s or the Operating Partnership’s obligations under this Agreement.

3.6           Units Validly Issued.  The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act or as agreed between the Operating Partnership and any limited partner in the Operating Partnership.

3.7           REIT Shares Validly Issued.  The REIT Shares, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights.

3.8           No Brokers.  Neither of Republic or the Operating Partnership has entered into, and each covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of any Partner to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby (other than underwriting fees paid in connection with the IPO).

3.9           Consents. Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Republic and the Operating Partnership has been obtained or will be obtained on or before the Closing.

3.10         Reliance.  Republic and the Operating Partnership acknowledge that each Partner may rely upon the representations and warranties in this Article III in determining whether to enter into this Agreement.  Republic and the Operating Partnership agree to indemnify, defend and hold harmless each Partner and the officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach of any such representations or warranties.

ARTICLE IV: COVENANTS

4.1.          Restrictions on Transfer.    From the date hereof through the Closing, the Partners shall not, without the prior written consent of the Operating Partnership:

(a)           Sell, transfer (or agree to sell or transfer) or otherwise dispose of all or any portion of their Interests;

(b)           Mortgage, pledge or encumber (or permit to become encumbered) all or any portion of their Interests;

(c)           Amend, modify or terminate any material agreements or other instruments relating to their Interests; or

(d)           Cause RPT 1425 to make any distributions.

4.2           Tax Information.  From the date hereof and subsequent to the Closing, each Partner agrees to provide the Operating Partnership with such tax information relating to the Interests that is in such Partner’s possession or control and that is reasonably requested by the Operating Partnership and not otherwise in the Operating Partnership’s possession or control and to cooperate with the Operating Partnership in connection therewith.

4.3           Section 704(c) Allocations and Methods.  The Operating Partnership shall elect to use the “traditional method” set forth in Section 1.704-3(b) of the Treasury Regulations with respect to the property currently held indirectly by RPT 1425 and any replacement property (the “Property”) with a provision for a “curative” allocation of gain to the Partners (or their successors in interest) upon a taxable disposition of the Property in an amount sufficient to eliminate any remaining disparities between the book items and tax items of any other partners of the Operating Partnership with respect to the Property attributable to the application of the “ceiling rule” under the “traditional method.”

ARTICLE V: CONDITIONS TO CLOSING

5.1           Conditions to the Obligation of Republic and the Operating Partnership to Close.  The obligation of Republic and the Operating Partnership to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by Republic and the Operating Partnership):

(a)           IPO Transactions.  The other IPO Transactions shall have occurred (or shall be occurring substantially simultaneously with the Closing).

(b)           Representations and Warranties.  The representations and warranties made by the Partners pursuant to this Agreement shall be true and correct in all material respects when made, and on and as of the Closing, as though such representations and warranties were made on the Closing.

(c)           Performance.  Each Partner shall have performed and complied with all agreements and covenants that such Partner is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

(d)           Legal Proceedings.  No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(e)           Consents and Approvals.  All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement shall have been obtained.

5.2           Conditions to Partners’ Obligation to Close.  The obligation of each Partner to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by such Partner):

(a)           Representation and Warranties.  The representations, warranties and covenants of Republic and the Operating Partnership contained in this Agreement shall be true and correct as of the Closing.

(b)           Performance.  Republic and the Operating Partnership shall have performed and complied with all agreements and covenants that they each are required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

(c)           Legal Proceedings. No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(d)           Consents and Approvals.  All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement shall have been obtained.

5.3           Further Assurances.  Each of the parties hereto shall execute and deliver all such other and further instruments and documents and take or cause to be taken all such other and further actions any other party may reasonably request in order to effect the transactions contemplated by this Agreement.

ARTICLE VI: CLOSING

6.1           Closing.  The closing hereunder (the “Closing”) shall occur on the same day as the closing of the IPO, as close in time to the closing of the IPO as is reasonably practicable under the circumstances.

6.2           Closing Deliveries by U.S. Partners Receiving Units.  At the Closing, each U.S. Partner receiving Units in accordance with this Agreement shall deliver to the Operating Partnership:

(a)           a duly executed Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit E (“Assignment Agreement”),

pursuant to which (i) such U.S. Partner shall convey to the Operating Partnership or its designee title to the Interests, and (ii) the Operating Partnership shall assume the Assumed Liabilities;

(b)           a duly executed Limited Partner Acceptance; and

(c)           a certificate of non-foreign status substantially in the form attached as Exhibit F.

6.3          Closing Deliveries by Non-U.S. Partners Receiving REIT Shares or Partners Receiving Cash.  At the Closing, each Non-U.S. Partner receiving REIT Shares and/or Cash and Partners receiving Cash, as the case may be, pursuant to this Agreement shall deliver to the Operating Partnership:

(a)           a duly executed Assignment Agreement, pursuant to which (i) such Partner shall convey to the Operating Partnership or its designee title to the Interests, and (ii) the Operating Partnership shall assume the Assumed Liabilities.

6.4           Closing Deliveries by the Operating Partnership and Republic.

(a)           At the Closing, the Operating Partnership shall deliver to each Partner, as applicable, the following:

(i)            the Unit Consideration determined in accordance with Section 1.2(a);

(ii)           the REIT Share Consideration determined in accordance with Section 1.2(b);

(iii)          the Cash Consideration determined in accordance with Sections 1.2 (b) and 1.2(c);

(iv)          a duly executed Assignment Agreement.

(b)           At the Closing, Republic shall deliver to the Operating Partnership the REIT Shares and Cash required to be delivered in accordance with Section 1.2(f).

ARTICLE VII:  MISCELLANEOUS

7.1           Term of Agreement.  Subject to Section 1.1(c), this Agreement may be terminated by the mutual consent of the parties at any time before the Closing.  If the Closing does not occur by September 30, 2006, this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership, Republic nor the Partners shall have any further obligations pursuant to this Agreement except as specifically set forth in this Agreement.

7.2           Amendment; Waiver.  Any amendment hereto shall be effective only if signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

7.3           Entire Agreement; Counterparts; Applicable Law.  This Agreement (a) shall, together with the Partnership Agreement and the RPT 1425 Agreement, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of law provisions thereof.

7.4           Assignability.  This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other party, and any attempted assignment without such consent shall be void and of no effect.

7.5           Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

7.6           Equitable Remedies.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

7.7           Survival.  It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the parties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

7.8           Third Party Beneficiary.  Except as specifically set forth in this Agreement, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer, or employee of any party to this Agreement or any other person or entity.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

Republic Property Trust

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Chief Executive Officer

Republic Property Limited Partnership

By: Republic Property Trust, its General Partner

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Chief Executive Officer

Partners of RPT 1425 Investors L.P.

Bowman Brown	**

Breckenridge Finance	**

Cabana Pacific	**

Camay Trust	**

Citco Global Custody N.V.	**

Clearwater Investments	**

Colville International Ltd.	**

Dicara Limited	**

Greencay SA	**

Hopkins Participation Corporation	**

Hyun Sook Hamlyn	**

Inversiones 2205	**

KRIVCO/1425 LLC	**

Laredo Development	**

New Olympia Holdings	**

Seam Finance	**

Stonehouse Towers Inc.	**

Telford Associates Limited	**

Triton Overseas Ltd.	**

Unimar, Inc.	**

** Pursuant to a Power of Attorney
By:	RPT 1425 (General Partner) LLC

/s/ Mark R. Keller
By:	Mark R. Keller
Manager
Attorney-in-Fact

[Signature Page to Contribution Agreement (RPT 1425)]

EXHIBIT A
Schedule of Interests to be Contributed

Schedule of Interests owned and to be contributed by each Partner:

Name of Partner	Residency	Percent of Interests to be Contributed to the Operating Partnership
Bowman Brown	United States	1.0000%
Breckenridge Finance	British Virgin Islands	0.6667%
Cabana Pacific	British Virgin Islands	0.6667%
Calmay Trust	Liechtenstein	0.6667%
Citgo Global Custody N.V.	Netherlands	1.3333%
Clearwater Investments	Panama	0.6667%
Colville International Ltd.	British Virgin Islands	20.0000%
Dicara Ltd	British Virgin Islands	6.6667%
Greencay SA	British Virgin Islands	13.3333%
Hopkins Participation Corporation	British Virgin Islands	13.3333%
Hyun Sook Hamlyn	Hong Kong	0.6667%
Inversiones 2205	Panama	2.3333%
KRIVCO/1425 LLC	U.S.	13.3333%
Laredo Development	British Virgin Islands	13.3333%
New Olympia Holdings	Grand Cayman	1.3333%
RPT 1425 (General Partner) LLC	United States	0%
Seam Finanace	Panama	0.6667%
Stonehouse Towers Inc.	British Virgin Islands	0.6667%
Telford Associates Limited	British Virgin Islands	6.6667%
Triton Overseas Ltd.	Bahamas	1.0000%
Unimar, Inc.	United States	1.6667%

A-1

EXHIBIT B

Consideration Amount

The Consideration Amount for a Partner is equal to:

((PSP) *$18,000,000)

PSP	=	Partner Share of Partnership Proceeds

“Partner Share of Partnership Proceeds” means, at the time of the IPO, the percentage of proceeds that would be distributed by RPT 1425 to such Partner if RPT 1425 were to liquidate.

B-1